CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3/A (File No. 333-227928) of our report dated March 1, 2018, relating to the consolidated financial statements and financial statement schedules of Hartford Life Insurance Company appearing in the Annual Report on Form 10-K of Hartford Life Insurance Company for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
November 1, 2018